Exhibit 99.1

Inseego Repays $15 million in Remaining Convertible Notes due 2025

Company completes key capital structure management milestone in paying off remaining balance of approximately $15 million on convertible notes due 2025

SAN DIEGO—May 1, 2025—Inseego Corp. (Nasdaq: INSG) (the “Company”), a global leader in wireless broadband, including 5G mobile broadband, and 5G fixed wireless access (FWA) solutions, today announced that it has completed a major milestone in its overhaul of the Company’s capital structure by paying-off the remaining balance of approximately $15 million on its 3.25% convertible notes due 2025 (the “2025 Convertible Notes”).

After the pay-off of the 2025 Convertible Notes, the Company has outstanding debt of approximately $40.9 million in principal amount of its new senior 9.0% secured notes due in 2029 (the “New Senior Secured Notes”).

“The pay-off of the 2025 Convertible Notes represents the successful completion of a key initiative and milestone to materially reduce our debt,” said Steven Gatoff, Inseego’s Chief Financial Officer. “Over the past 12 months, we have reduced the Company’s total debt by over $100 million, or approximately 75%, which puts Inseego on solid financial footing to grow our business and deliver value to stockholders.”

The Company also announced today that there was no change to its financial guidance for the first quarter of 2025, ended March 31, 2025 (which was provided on February 19, 2025). The Company will be reporting its first quarter 2025 financial results on May 8, 2025, as previously announced on April 17, 2025.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

©2025. Inseego Corp. All rights reserved. MiFi and the Inseego name and logo are registered trademarks of Inseego Corp. Other company, product, or service names mentioned herein are the trademarks of their respective owners.

For more information, please contact:
Investor Relations
IR@inseego.com

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and asset management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including the satisfaction of the conditions precedent to the planned sale of the Company’s telematics business, as well as restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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